December 14, 2001

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for Heroes, Inc. and, under the date of
March 21, 2001, we reported on the financial statements of Heroes, Inc. as of and for the years ended December 31, 2000 and 1999. We have read Heroes, Inc.'s statements included under Item 5, Other Matters, of its Form 10-QSB dated
December 14, 2001, and we agree with such statements.

Very truly yours,

/s/ Windham Brannon, P.C.